UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2010
BERNARD CHAUS, INC.
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-9169 (Commission File Number)	13-2807386 (I.R.S. Employer Identification Number)

530 Seventh Avenue New York, New York (Address of Principal Executive Offices)	10018 (Zip Code)
(212) 354-1280
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 18, 2010, the Board of Directors of Bernard Chaus, Inc. (the “Company”) approved a change to the Company’s fiscal year end from June 30 to the Saturday closest to June 30. Effective immediately, the Company’s fiscal year 2010 shall end on Saturday, July 3, 2010. As a result of this change, each of the first three fiscal quarters will end on the Saturday that is 13 weeks after the end of the immediately preceding fiscal quarter. In fiscal years consisting of 52 weeks, the fourth fiscal quarter will end 13 weeks after the end of the preceding fiscal quarter. In fiscal years consisting of 53 weeks, the fourth quarter will end 14 weeks after the end of the preceding fiscal quarter. There will be no transition period for the change in fiscal year end. The Company intends to file its Annual Report on Form 10-K on the basis of the revised fiscal year end.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERNARD CHAUS, INC.
By:	/s/ David Stiffman
David Stiffman
Chief Operating Officer and Chief Financial Officer

Date: June 22, 2010